Amendment to Participation Agreement

Fidelity Investments Life Insurance Company, Credit Suisse Trust (formerly Warburg, Pincus Trust), Credit Suisse Asset Management, LLC (successor to Warburg, Pincus Counsellors, Inc.) and Credit Suisse Asset Management Securities, Inc. (formerly Counsellors Securities Inc.) hereby amend their Participation Agreement, dated as of September 1, 1997, as amended and/or restated to date, by doing all of the following (Capitalized terms not defined herein shall have the same meanings as set forth in the Participation Agreement):

I. Revising the fifth recital to read as follows:

WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts (the "Contracts") under the 1933 Act; and

II. Revising section 2.2 to read as follows:

2.2. The Company represents that the Contracts are currently and at the time of issuance treated as annuity contracts or life insurance policies under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and will notify the Fund and the Adviser immediately upon having a reasonable belief that the Contracts have ceased to be so treated or that they might not be so treated in the future.

III. Replacing Schedule 1 in its entirety with the revised Schedule 1 attached hereto.

IV. Replacing Schedule 2 in its entirety with the revised Schedule 2 attached hereto.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October __, 2003.

Fidelity Investments Life Insurance Company	Credit Suisse Trust
By: ________________________	By: ________________________
Name: ________________________	Name: ________________________
Title: ________________________	Title: ________________________
Credit Suisse Asset Management, LLC	Credit Suisse Asset Management Securities, Inc.
By: ________________________	By: ________________________
Name: ________________________	Name: ________________________
Title: ________________________	Title: ________________________

Schedule 1

PARTICIPATION AGREEMENT

By and Among

FIDELITY INVESTMENTS LIFE INSURANCE COMPANY

and

CREDIT SUISSE TRUST

and

CREDIT SUISSE ASSET MANAGEMENT, LLC

and

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The following separate accounts of Fidelity Investments Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

Fidelity Investments Variable Annuity Account I, established July 22, 1987

Fidelity Investments Variable Life Account I, established July 22, 1987

Schedule 2

PARTICIPATION AGREEMENT

By and Among

FIDELITY INVESTMENTS LIFE INSURANCE COMPANY

and

CREDIT SUISSE TRUST

and

CREDIT SUISSE ASSET MANAGEMENT, LLC

and

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The Separate Accounts shown on Schedule 1 may invest in the Designated Portfolios offered by Credit Suisse Trust:

Blue Chip Portfolio

Emerging Growth Portfolio

Emerging Markets Portfolio

Global Post-Venture Capital Portfolio

International Focus Portfolio

Large Cap Value Portfolio

Small Cap Growth Portfolio

Small Cap Value Portfolio